                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Weatherford International, Inc.:

     We have audited the accompanying combined balance sheet of Weatherford Compression as of December 31, 1998, and the related combined statements of operations, equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Weatherford Compression as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Houston, Texas
November 17, 2000

                            WEATHERFORD COMPRESSION

                             COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
                                  ASSETS

CURRENT ASSETS:
  Cash......................................................    $     36
  Accounts Receivable, Net of Allowance for Uncollectible
     Accounts of $207.......................................      22,514
  Inventories, Net..........................................      56,054
  Lease Receivable..........................................      19,608
  Deferred Tax Asset........................................       1,361
  Other Current Assets......................................       4,319
                                                                --------
                                                                 103,892
                                                                --------
PROPERTY, PLANT AND EQUIPMENT, AT COST:
  Land......................................................       2,284
  Buildings and Leasehold Improvements......................      11,245
  Rental and Service Equipment..............................      85,606
  Machinery and Other Equipment.............................      46,178
                                                                --------
                                                                 145,313
          Less: Accumulated Depreciation....................      39,539
                                                                --------
                                                                 105,774
                                                                --------
GOODWILL, NET...............................................     178,553
OTHER ASSETS................................................         943
                                                                --------
                                                                $389,162
                                                                ========

                     LIABILITIES AND COMBINED EQUITY

CURRENT LIABILITIES:
  Current Portion of Long-Term Debt.........................    $    764
  Accounts Payable..........................................      11,525
  Accrued Liabilities.......................................       6,591
                                                                --------
                                                                  18,880
                                                                --------
LONG-TERM DEBT..............................................       1,831
UNEARNED INCOME.............................................      42,249
DEFERRED INCOME TAXES.......................................      27,457
LONG-TERM PAYABLE DUE TO PARENT COMPANY.....................     105,765
COMMITMENTS AND CONTINGENCIES
COMBINED EQUITY, Includes Accumulated Other Comprehensive
  Loss of $3,337............................................     192,980
                                                                --------
                                                                $389,162
                                                                ========

    The accompanying notes are an integral part of these combined financial statements.

                            WEATHERFORD COMPRESSION

                        COMBINED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
REVENUES:
  Products..................................................    $ 86,982
  Services and Rentals......................................      94,344
                                                                --------
                                                                 181,326
                                                                --------
COSTS AND EXPENSES:
  Cost of Products..........................................      83,305
  Cost of Services and Rentals..............................      56,338
  Selling, General and Administrative.......................      22,208
  Non-Recurring Charge......................................       1,500
                                                                --------
                                                                 163,351
                                                                --------
OPERATING INCOME............................................      17,975
                                                                --------
OTHER INCOME (EXPENSE):
  Interest Expense from Parent Company......................     (13,276)
  Interest Expense..........................................         (76)
  Other, Net................................................        (750)
                                                                --------
INCOME BEFORE INCOME TAXES..................................       3,873
INCOME TAX PROVISION........................................       2,289
                                                                --------
NET INCOME..................................................    $  1,584
                                                                ========

    The accompanying notes are an integral part of these combined financial statements.

                            WEATHERFORD COMPRESSION

                          COMBINED STATEMENT OF EQUITY
                                 (IN THOUSANDS)

Balance at December 31, 1997................................  $185,010
Comprehensive Income (Loss):
  Net Income................................................     1,584
  Cumulative Translation Adjustment.........................    (1,468)
                                                              --------
  Total Comprehensive Income................................       116
Contribution From Parent Company (see Note 3)...............     7,854
                                                              --------
Balance at December 31, 1998................................  $192,980
                                                              ========

    The accompanying notes are an integral part of these combined financial statements.

                            WEATHERFORD COMPRESSION

                        COMBINED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income................................................    $  1,584
  Adjustments to Reconcile Net Income to Net Cash Provided
     by Operating Activities:
     Depreciation and Amortization..........................      23,256
     Deferred Income Tax Provision..........................       3,403
     Gain on Sale of Property, Plant and Equipment..........        (478)
     Provision for Uncollectible Accounts Receivable........          11
     Change in Assets and Liabilities:
       Accounts Receivable..................................       6,244
       Inventories..........................................       3,275
       Other Current Assets.................................      (2,596)
       Accounts Payable.....................................      (2,558)
       Other Current Liabilities............................      (4,298)
       Other Assets.........................................      (2,780)
                                                                --------
          Net Cash Provided by Operating Activities.........      25,063
                                                                --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital Expenditures for Property, Plant and Equipment....     (30,780)
  Proceeds from Sales of Property, Plant and Equipment......       2,019
  Proceeds from Sale and Leaseback of Equipment.............     100,000
                                                                --------
          Net Cash Provided by Investing Activities.........      71,239
                                                                --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments on Debt........................................      (1,054)
  Repayments to Parent Company, Net.........................     (95,212)
                                                                --------
          Net Cash Used by Financing Activities.............     (96,266)
                                                                --------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................          36
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............          --
                                                                --------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................    $     36
                                                                ========
INTEREST PAID...............................................    $    150
INCOME TAXES PAID...........................................    $  1,348

    The accompanying notes are an integral part of these combined financial statements.

                            WEATHERFORD COMPRESSION

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

     The accompanying combined financial statements of Weatherford Compression (the "Company") include the accounts of Enterra Compression Company, Weatherford Compression Canada Ltd., as well as accounts related to compression product lines of Weatherford Canada Ltd., EVI Oil Tools Canada, Weatherford Venezuela S.A., Weatherford Australia Pty Ltd. and Weatherford Enterra S.A. These seven companies are wholly owned subsidiaries of Weatherford International, Inc. (the "Parent Company").

     The Company is engaged in the business of renting, fabricating, selling and servicing natural gas compressor packages used in the oil and gas industry. The Company is headquartered in Corpus Christi, Texas, and maintains approximately 15 service and sales offices in the surrounding four-state area. U.S. manufacturing is completed primarily in Texas. The Company also has fabrication, service, and rental operations in Canada, and rental operations in Argentina, Australia, and Venezuela. Compression equipment is utilized in the production and transportation of natural gas. Factors influencing compressor rental operations include the number and age of producing gas wells, the ownership of these properties and natural gas prices.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Combination

     The financial statements are presented on a combined basis because their business activities are performed as one entity. All significant intercompany accounts and transactions have been eliminated in combination.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

  Inventories

     Inventories are valued at the lower of cost or market. Cost is determined using the moving average method for parts inventories or by using standards which approximates moving average.

     Inventories at December 31, 1998, are summarized as follows (in thousands):

Raw materials..............................................  $20,332
Work in process............................................   10,497
Finished goods.............................................   25,225
                                                             -------
                                                             $56,054
                                                             =======

     Work in process includes the costs of materials, labor and overhead.

  Property, Plant and Equipment

     Property, plant and equipment is carried at cost. Maintenance and repairs are expensed as incurred. The costs of refurbishment (i.e. renewals, replacements and betterments) are capitalized. Depreciation on

                            WEATHERFORD COMPRESSION
fixed assets is computed using the straight-line method over the estimated useful lives for the respective categories. The useful lives of the major classes of property, plant and equipment are as follows:

                                                          USEFUL LIVES
                                                          ------------
Buildings and leasehold improvements....................  10-40 years
Rental and service equipment............................   5-15 years
Machinery and other equipment...........................    3-7 years

     When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the related accounts and any resulting gain or loss is included in the combined statement of operations, with the exception of gains related to the sale and leaseback arrangements (see Note 8). The depreciation expense for the year ended December 31, 1998 was $17.9 million.

  Goodwill

     The Company's goodwill represents the excess of the aggregate price paid by the Company in acquisitions accounted for as purchases over the fair market value of the net assets acquired. Goodwill is being amortized on a straight-line basis over the lesser of the estimated useful life or 40 years. The Company periodically evaluates goodwill and other intangible assets, net of accumulated amortization, for impairment based on the undiscounted cash flows associated with the asset compared to the carrying amount of that asset. Management believes that there have been no events or circumstances which warrant revision to the remaining useful life or which affect the recoverability of goodwill. Amortization expense for goodwill for the twelve months ended December 31, 1998 was $5.3 million. Accumulated amortization related to goodwill was $20.2 million at December 31, 1998.

  Equipment Held for Lease

     The Company leases certain equipment to customers under agreements that contain an option to purchase the equipment at any time. The option amount is computed based on the original purchase price, less payments received, plus interest and insurance covering the period from the inception of the lease to the date the option is exercised. The lease payments are generally computed to payout the original purchase price plus interest over approximately 36 months. Leases with noncancelable lease terms greater than 18 months are considered sales-type leases because, by the end of the original lease term, the option price is expected to be lower than the equipment's fair market value.

  Equipment Under Operating Leases

     The Company also leases equipment under agreements with noncancelable lease terms of less than 18 months and those which do not include a purchase option. These types of leases are accounted for as operating leases and included in property, plant and equipment. This equipment has a net book value of $81.7 million at December 31, 1998. Rental fleet depreciation expense totaled $15.0 million in 1998.

  Accounting for Income Taxes

     Under Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), Accounting for Income Taxes, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

     The Parent Company filed consolidated federal tax returns for the years through December 31, 1998 and separate and consolidated state returns depending on the state in question for the Parent Company and each of its subsidiaries. The accompanying financial statements have been prepared in accordance with

                            WEATHERFORD COMPRESSION
the separate return methods of SFAS No. 109, whereby the allocation of tax expense is based on what the Company's current and deferred tax expense would have been had the Company filed a federal income tax return outside its consolidated group.

  Foreign Currency Translation

     The functional currency for most of the Company's international operations is the applicable local currency. Results of operations for foreign subsidiaries for which functional currencies are the applicable foreign currency are translated using average exchange rates during the period. Assets and liabilities of these foreign subsidiaries are translated using the exchange rates in effect at the balance sheet date and the resulting translation adjustments are included in accumulated other comprehensive income (loss), a separate component of combined equity. Currency transaction gains and losses are reflected in income for the period.

  Concentration of Credit Risk

     The Company sells, leases and rents gas compressors to customers in the oil and gas industry. The Company generally does not require collateral. However, cash prepayments and security deposits are required for accounts with indicated credit risks. The Company also bills for progress payments from time to time on large dollar, long-term construction projects. The Company maintains reserves for potential losses, and credit losses have been within management's expectations.

  Revenue Recognition

     Revenues are recognized as rental equipment is provided, as services are performed, or as parts or equipment deliveries are made. Most rental contracts have an initial contract term of six to twelve months and then continue on a month-to-month basis. The Company provides a limited warranty on certain equipment and services. The warranty period varies depending on the equipment sold or service performed. A liability for performance under warranty obligations is accrued based upon the nature of the warranty and historical experience.

     The Company provides management services under various gas compressor system fleet rental agency agreements with four limited partnerships and two Subchapter S corporations. During the year ended December 31, 1998, management fee income of $0.6 million was recognized under the agency agreements.

  New Reporting Requirements

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), Reporting Comprehensive Income. SFAS No. 130 establishes standards for the reporting of comprehensive income and its components in a full set of general-purpose financial statements and is effective for years beginning after December 15, 1997. The Company presents total comprehensive income in the accompanying Combined Statement of Stockholder's Equity. Comprehensive income as defined by SFAS No. 130 is net income plus direct adjustments to stockholder's equity. The cumulative translation adjustment of certain foreign entities is the only such direct adjustment applicable to the Company.

3. ACQUISITIONS

     In January 1998, the Parent Company acquired Taro Industries Limited ("Taro"). Taro was a Canadian provider of well automation, gas compression, and drilling equipment distribution. The compression division of Taro was contributed to the Company and the results of operations included in the accompanying Combined Statement of Operations from the date of acquisition.

                            WEATHERFORD COMPRESSION

     The acquisition discussed above was accounted for using the purchase method of accounting. Results of operations for acquisitions accounted for as purchases are included in the accompanying combined financial statements since the date of acquisition. The purchase price was allocated to the net assets acquired based upon their estimated fair market values at the date of acquisition.

4. ACCRUED LIABILITIES

     Accrued liabilities as of December 31, 1998 are summarized as follows (in thousands):

Other taxes................................................   $1,127
Customer deposits..........................................    1,262
Wages and benefits.........................................    2,043
Accrued warranty...........................................      580
Other......................................................    1,579
                                                              ------
                                                              $6,591
                                                              ======

5. DEBT

     The components of debt as of December 31, 1998 are summarized as follows (in thousands):

Bonds......................................................   $2,595
                                                              ------
                                                               2,595
Less: amounts due in one year..............................     (764)
                                                              ------
Long-term debt.............................................   $1,831
                                                              ======

     The Industrial Development Corporation of Port of Corpus Christi Variable/Fixed Rate Demand Industrial Development Revenue Refunding Bonds, Series 2002 (Lantana Corporation Project) (the "Bonds") require annual payment of principal and interest with the final payment due on July, 2002. The Bonds are secured by a letter of credit. Interest is variable and determined to be the lowest rate which will permit the Bonds to be sold at par. The rate was 4.1% at December 31, 1998. Accordingly, the estimated fair value of the Bonds approximates book value.

     Maturities of the Company's long-term debt at December 31, 1998 are as follows (in thousands):

1999........................................................  $  764
2000........................................................     646
2001........................................................     575
2002........................................................     610
                                                              ------
                                                              $2,595
                                                              ======

6. COMBINED EQUITY

     Combined equity caption on the accompanying financial statements represents the Parent Company's interest in the Company. Changes represent net income
(loss) of the Company, net contributions from/to the Parent Company and accumulated other comprehensive income (loss). During 1998, the Parent Company contributed the compression division of Taro (see Note 3).

                            WEATHERFORD COMPRESSION

7. INCOME TAXES

     The domestic and foreign components of Income before Income Taxes consisted of the following for the year ended December 31, 1998 (in thousands):

Domestic....................................................  $  890
Foreign.....................................................   2,983
                                                              ------
                                                              $3,873
                                                              ======

     The Company's provision (benefit) for income taxes for the year ended December 31, 1998, consisted of (in thousands):

Current
  U.S. Federal and State...................................  $(1,814)
  Foreign..................................................      700
                                                             -------
                                                              (1,114)
                                                             -------
Deferred
  U.S. Federal and State...................................    2,831
  Foreign..................................................      572
                                                             -------
                                                               3,403
                                                             -------
                                                             $ 2,289
                                                             =======

     The actual income tax provision for the year ended December 31, 1998, differed from the income tax provision calculated using the statutory federal income rate of 35%, as follows (in thousands):

Tax provision at statutory rate.............................  $1,356
Increase (reduction) in taxes resulting from:
  Nondeductible goodwill....................................   1,188
  Other.....................................................    (255)
                                                              ------
                                                              $2,289
                                                              ======

     Deferred tax assets and liabilities are recognized for the estimated future tax effects of temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements. The measurement of deferred tax assets and liabilities is based on enacted tax laws and rates currently in effect in each of the jurisdictions in which the Company has operations.

                            WEATHERFORD COMPRESSION

     Generally, deferred tax assets and liabilities are classified as current or noncurrent according to the classification of the related asset or liability for financial reporting. The components of the net deferred tax (asset) liability were as follows as of December 31, 1998 (in thousands):

Net Current Deferred Tax Asset:
  Inventories.............................................   $  (801)
  Other...................................................      (560)
                                                             -------
                                                             $(1,361)
                                                             =======
Net Noncurrent Deferred Tax Liability (Asset):
  Property, plant and equipment...........................   $21,842
  Goodwill................................................     5,627
  Other...................................................       (12)
                                                             -------
                                                             $27,457
                                                             =======

8. COMMITMENTS AND CONTINGENCIES

  Sales-Type Lease Receivables

     The Company provides a capital lease financing option to its customers. Future minimum lease payments receivable resulting from the sale of compression packages under sales-type leases are due as follows (in thousands):

1999........................................................   $302
2000........................................................    165
                                                               ----
                                                               $467
                                                               ====

  Sale and Leaseback of Equipment

     The Company entered into a sale and leaseback arrangement in December 1998 where it was provided with the right to sell up to $200.0 million of compression units through December 1999 and lease them back over a five year period under an operating lease. Payments under the lease are calculated based on a rate of return on the purchase price and an agreed valuation of the leased compressors. Under the terms of the lease, the Company may repurchase the equipment for fair market value at any time. The Parent Company has provided for a residual value guarantee at the end of the term of the lease equal to approximately 85.5% of the appraised value of the compression units under lease.

     As of December 31, 1998, the Company had sold compressors under this arrangement, having an appraised value of $119.6 million, and received cash of $100.0 million and a receivable of $19.6 million, which is due on demand. The net book value of the equipment sold was approximately $77.4 million, resulting in a pre-tax gain of $42.2 million, which may be deferred until the end of the lease.

     This arrangement calls for quarterly rental payments. The following table provides future minimum lease payments (in thousands) under the aforementioned lease exclusive of any guarantee payments:

1999......................................................   $ 7,491
2000......................................................     7,491
2001......................................................     7,491
2002......................................................     7,491
2003......................................................     6,867
                                                             -------
                                                             $36,831
                                                             =======

                            WEATHERFORD COMPRESSION

  Operating Leases Payable

     The Company leases certain buildings and service equipment under noncancelable operating leases. Aggregate minimum rental commitments under noncancelable operating leases with lease terms in excess of one year as of December 31, 1998 are as follows (in thousands):

1999........................................................   $277
2000........................................................    252
2001........................................................    193
2002........................................................    151
2003........................................................     92
                                                               ----
                                                               $965
                                                               ====

     Rental expenses for operating leases were $0.4 million for the year ended December 31, 1998.

  Savings and Retirement Plan

     Weatherford Enterra Compression Company, L.P. Savings and Retirement Plan is a defined contribution benefit plan. Effective October 16, 1995, the plan was frozen and no additional contributions were made. When the plan was frozen participants had the option to cash out their accounts and receive payment over five years. As of December 31, 1998 all payments had been made.

  Claims and Litigation

     The Company is defending various claims and litigation arising in the normal course of business. In the opinion of management, uninsured losses, if any, resulting from these matters will not have a material adverse effect on the Company's results of operations, financial position or liquidity.

9. RELATED PARTY TRANSACTIONS

  Overhead Allocation

     The Parent Company provides certain administrative services for the Company, primarily including 1) state, federal and property tax preparation and management, 2) legal services, 3) administration of employee benefit plans and risk management programs and 4) marketing services. The Parent Company determines the overhead allocation by multiplying the consolidated direct and indirect costs of providing these services to its subsidiaries by each subsidiary's percentage of consolidated revenues. For the year ended December 31, 1998, the Company expensed approximately $0.7 million related to these overhead charges.

  Insurance

     The Company participates with the Parent Company for the partial self-insurance of its general, product, property, and workers' compensation liabilities. During the year ended December 31, 1998, the Company expensed approximately $1.5 million related to such self-insurance.

  Benefit Plans

     The Company participates in the Parent Company's 401(k) and partial self-insured health and welfare plan. The Company expensed $0.5 million and $2.2 million related to the 401(k) and health and welfare plans, respectively, in 1998.

                            WEATHERFORD COMPRESSION

  Due to Parent Company

     The Parent Company provides funding of certain activities of the Company. Payment of the resulting liability occurs only when surplus cash is available. The balance accrues interest, based on average balances, at a variable rate based on prime, approximately 6% at December 31, 1998.

10. NON-RECURRING CHARGE

     The 1998 non-recurring charge of $1.5 million, caused by a downturn in market conditions, relates to the write-down of specific assets which are held for sale.

11. SEGMENT INFORMATION

  Foreign Operations

     Financial information by geographic segment for the year ended December 31, 1998 is summarized below. Revenues are attributable to countries based on the location of the entity selling the products or performing the services. Long-lived assets are long-term assets.

                                        UNITED               LATIN     ASIA
                                        STATES    CANADA    AMERICA   PACIFIC    TOTAL
                                       --------   -------   -------   -------   --------
Revenues from Unaffiliated
  Customers..........................  $132,897   $46,225   $2,141    $   63    $181,326
Long-lived Assets....................   251,358    23,125    7,531     3,256     285,270

12. QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following sets forth unaudited quarterly financial data for 1998.

                                    1ST        2ND        3RD        4TH
                                  QUARTER    QUARTER    QUARTER    QUARTER     TOTAL
                                  -------    -------    -------    -------    --------
Revenues........................  $45,894    $47,948    $42,641    $44,843    $181,326
Gross Profit....................   11,577     10,280     10,232      9,594      41,683
Net Income (Loss)...............    1,148        378        307       (249)      1,584

13. SUBSEQUENT EVENTS (UNAUDITED)

     In February 1999, the Parent Company formed a joint venture with GE Capital Corporation ("GE Capital") in which the Company's compression services operations were combined with GE Capital's Global Compression's Services operations. The joint venture is known as Weatherford Global Compression. The Parent Company owns 64% of the joint venture and GE Capital owns 36%. The Company has the right to acquire GE Capital's interest at anytime at a price equal to the greater of a market determined third party valuation or book value. GE Capital also has the right to require the Company to purchase its interest anytime after February 2001 at a market determined third party valuation as well as request a public offering of its interest after that date, if the Parent Company has not purchased its interest by that date.

     On October 24, 2000, the Parent Company announced the proposed acquisition of 13.75 million shares of common stock (a 48% interest) of Universal Compression Holdings, Inc. ("Universal") in exchange for the contribution of substantially all of the Company into a subsidiary of Universal. The Parent Company will retain approximately $40 million of the assets of the Company, including Singapore-based GSI and its Asia-Pacific compressor rental operations, other than those in Thailand and Australia. The Parent Company will, however, continue to operate compressor rentals in those regions either alone or in conjunction with Universal. The Parent Company will value the transaction based on the stock price of Universal as of the closing date of the transaction. Closing of the transaction is conditioned upon the

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                            WEATHERFORD COMPRESSION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

average closing price of Universal's common stock during the 20 consecutive trading days prior to the transaction being not less than $25 per share.

     In connection with this investment the Parent Company has entered into an agreement to purchase GE Capital's 36% interest in the joint venture in which the Company operates for $206.5 million, subject to the concurrent closing of our investment in Universal. The transactions are subject to various conditions, including governmental approvals, approval of Universal's stockholders, and the refinancing of its joint venture's and Universal's debt and compressor sale leaseback arrangements. Although there can be no assurance the merger and purchase will close, the Parent Company anticipates that the transactions will be consummated by the end of the year, or early in the first quarter of 2001.

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